GE ANNOUNCES FIRST QUARTER 2022 RESULTS
Improving services, orders, and cash while managing through current challenges; on track with plans to launch three independent investment-grade companies

•Total orders $18.9B, +11%; organic orders +13%
•Total revenues (GAAP) $17.0B, flat; adjusted revenues* $16.3B, +0.8% organically*
•Profit margin (GAAP) of (3.1)%, (450) bps; adjusted profit margin* 5.8%, +110 bps organically*
•Continuing EPS (GAAP) of $(0.74), $(0.75); adjusted EPS* $0.24, +$0.11
•Cash from Operating Activities (GAAP) $(0.5)B, +$2.1B; free cash flow* $(0.9)B, +$2.5B, ex. disc. factoring* +$1.7B

BOSTON — April 26, 2022 — GE (NYSE:GE) announced results today for the first quarter ending March 31, 2022.

GE Chairman and CEO H. Lawrence Culp, Jr. said, “This quarter, the GE team improved services, orders, and cash while scaling lean in all businesses to drive margin expansion. Our continuous operational improvements set us up to reinvest in innovation across GE, and our businesses remain focused on growth, supported by continued recovery at Aviation and strong demand at Healthcare."

Culp continued, "We're holding the outlook range we shared in January, but as we continue to work through inflation and other evolving pressures, we're currently trending toward the low end of the range. Importantly, we remain on track to launch three independent, investment-grade companies with leading positions in growing, critical sectors, well positioned to create long-term value."

GE continued to make progress on its transformation, talent, and investment in innovation:

•Further advanced plans to create three independent companies, which will unlock opportunities to drive greater focus, accountability, and full alignment with customers and markets. At Healthcare, more than 1,000 employees are engaged in cross-functional teams, ensuring operational readiness and progressing carve-out audits, and have finalized IT infrastructure and legal entity separation plans.
•Added three new members to the Board of Directors, including Stephen F. Angel, Isabella D. Goren and Tomislav Mihaljevic, M.D., bringing valuable experience in GE's key industries.
•Announced new leaders, including GE Digital CEO Scott Reese, GE Healthcare Vice President & General Counsel Frank Jimenez, and GE Healthcare Chief People Officer Betty Larson.
•Drove innovation to solve customer needs in growing, critical sectors through commercial execution and technology innovations:
◦Future of Flight: Partnered with Boeing on a hybrid electric flight test demonstration program. Reached key engine milestones, including initiating testing for the first T901 turboshaft engine and the latest test campaign for the adaptive cycle XA100 engine with the U.S. Air Force, both in March.
◦Precision Health: Announced development of Edison Digital Health Platform, AI-powered and vendor-agnostic, to help reduce staff burden and improve care coordination. Partnering with AliveCor to help reduce cardiac-related hospitalization by improving the quality and integration of patient data.
◦Energy Transition: A consortium between Grid Solutions and BOND Civil & Utility Construction was awarded a contract to provide onshore and offshore high voltage equipment to the 816-MW Empire Wind 1 project in New York, integrating renewable energy to the New York Power Grid. Taiwan Power Company ordered six LM2500XPRESS gas turbine packages to boost grid stability in Taiwan.
* Non-GAAP Financial Measure

Total Company Results
We present both GAAP and non-GAAP measures to provide investors with additional information. We believe that providing these non-GAAP measures along with GAAP measures allows for increased comparability of our ongoing performance from period to period. Please see pages 5 - 10 for explanations of why we use these non-GAAP measures and the reconciliation to the most comparable GAAP financial measures.

	Three months ended March 31
Dollars in millions; per-share amounts in dollars, diluted	2022	2021	Year on Year
GAAP Metrics
Cash from Operating Activities (CFOA)	$(535)	$(2,640)	80%
Continuing EPS	(0.74)	0.02	U
Net EPS	(0.99)	(2.61)	62%
Total Revenues	17,040	17,071	—%
Profit Margin	(3.1)%	1.4%	(450) bps
Non-GAAP Metrics
Free Cash Flow (FCF)-a)	$(880)	$(3,361)	74%
Adjusted EPS-b)	0.24	0.13	85%
Organic Revenues	16,433	16,295	1%
Adjusted Profit-c)	946	798	19%
Adjusted Profit Margin-c)	5.8%	4.9%	90 bps
(a- Includes gross additions to PP&E and internal-use software. Excludes Insurance CFOA, CFOA impact from receivables factoring and supply chain finance eliminations, and other one-time items
(b- Excludes Insurance, non-operating benefit costs, gains (losses), restructuring & other charges and other one-time charges
(c- Excludes Insurance, interest and other financial charges, non-operating benefit costs, gains (losses), restructuring & other charges and other one-time charges, with EFS on a net earnings basis

In the first quarter:
•The GE Board authorized up to $3.0 billion of common share repurchases as one of a number of potential capital allocation alternatives on an ongoing basis.
•GE announced an exclusive agreement to sell part of Steam Power’s nuclear activities to Électricité de France S.A. (EDF) to provide services for more than 100GW of nuclear turbine islands in the Americas region, with GE retaining a services-focused Steam Power business and retaining GE Hitachi Nuclear Energy. A non-cash, pre-tax impairment charge was taken related to the remaining business intangible and fixed assets of approximately $0.8 billion. This charge was recorded in continuing operations at Corporate.
•GE recognized $0.2 billion of pre-tax charges primarily from impairments of receivables, inventory, contract assets, and equity method investments directly resulting from the conflict between Russia and Ukraine and sanctions primarily related to GE's Aviation and Power businesses.
•GE incurred separation costs of $0.1 billion, primarily related to business separation and employee cost, including taxes associated with planned legal entity restructuring.
•GE finalized its annual run-off insurance statutory cash flow test. The company funded $2.0 billion, in line with permitted practice requirements. GE expects to provide further capital contributions of approximately $3.6 billion through 2024.
•In discontinued operations, GE's run-off Polish BPH mortgage portfolio has a current gross balance of $2.2 billion1. In the first quarter, GE recorded charges of approximately $0.2 billion, mainly driven by more adverse results for banks in ongoing litigation with borrowers. This brings GE's total litigation reserves related to this matter to approximately $0.9 billion.

1Prior to lower of cost or market (LOCOM) adjustment
* Non-GAAP Financial Measure

Results by Reporting Segment
The following segment discussions and variance explanations are intended to reflect management’s view of the relevant comparisons of financial results.

Aviation

	Three months ended March 31
(in millions)	2022	2021	Year on Year
Orders	$7,206	$5,491	31%
Revenues	5,603	4,992	12%
Segment Profit/(Loss)	908	641	42%
Segment Profit/(Loss) Margin	16.2%	12.8%	340 bps
Orders of $7.2 billion increased 31% reported and 32% organically with both Commercial Engines and Commercial Services up substantially again. Military was down largely due to significant CF6 and T408 engine wins in the prior year. Revenues of $5.6 billion were up 12% reported and organically* as Commercial Services grew significantly from higher shop visit volume. Military grew as lean improvements begin to materialize. Commercial Engines was down double-digits, driven by supply chain constraints and lower GEnx production rates. Segment margin of 16.2% expanded by 340 basis points reported and 310 basis points organically*, driven by Commercial Services growth and positive price and productivity, partially offset by higher LEAP engine shipments, inflation, and additional growth investment. Looking ahead, GE expects demand to remain strong as the market continues to recover in most parts of the world. The business is managing through uncertainty in China due to recent COVID-19 impacts as well as supply chain disruptions, and still expects to reach total year revenue growth of about 20% or more.

Healthcare

	Three months ended March 31
(in millions)	2022	2021	Year on Year
Orders	$4,809	$4,472	8%
Revenues	4,363	4,308	1%
Segment Profit/(Loss)	538	698	(23)%
Segment Profit/(Loss) Margin	12.3%	16.2%	(390) bps
Orders of $4.8 billion increased 8% reported and organically with Healthcare Systems orders increasing 9% organically and Pharmaceutical Diagnostics increasing 4% organically. Revenues of $4.4 billion increased 1% reported and 2% organically*, with services growing 3% organically* and equipment flat organically*. Growth was impacted by continued supply chain constraints, COVID-19 impacts in certain China regions, and lower volume in Russia and Ukraine. Segment margin of 12.3% contracted 390 basis points reported and 260 basis points organically* year-over-year, driven by increased material and logistics inflation, which, net of the business' sourcing actions, resulted in a headwind of about four points. As supply chain constraints ease, Healthcare is well-positioned to achieve high-teens to 20% margins over time.

* Non-GAAP Financial Measure

Renewable Energy

	Three months ended March 31
(in millions)	2022	2021	Year on Year
Orders	$2,792	$3,515	(21)%
Revenues	2,871	3,248	(12)%
Segment Profit/(Loss)	(434)	(234)	(85)%
Segment Profit/(Loss) Margin	(15.1)%	(7.2)%	(790) bps
Orders of $2.8 billion decreased 21% reported and 19% organically, driven by lower Onshore equipment orders, consistent with inflation-driven customer delays and the U.S. market decline. The team's international selectivity strategy is starting to impact its Wind businesses and Grid. Grid also declined due to the non-repeat of a large high voltage direct current system order booked in 1Q'21. Services orders grew 5% organically, partially offsetting the decline. Revenues of $2.9 billion decreased 12% reported and 10% organically* due to lower Onshore Wind North America equipment deliveries and continued selectivity at Grid. Partially offsetting this was services growth. Segment margin of (15.1)% contracted 790 basis points reported and 820 basis points organically*, driven by volume reductions in U.S. Onshore Wind combined with cost inflation in materials. Onshore Wind margin declined and was negative, pressured by volume, mix, and new product transitions, while Grid margins improved slightly with lower restructuring expense offsetting lower volume and low-margin legacy backlog. Renewable Energy is focused on transforming fundamentals with decentralization, selectivity, price, and cost actions to manage through market challenges.

Power

	Three months ended March 31
(in millions)	2022	2021	Year on Year
Orders	$4,156	$3,633	14%
Revenues	3,501	3,921	(11)%
Segment Profit/(Loss)	63	(87)	F
Segment Profit/(Loss) Margin	1.8%	(2.2)%	400 bps
Orders of $4.2 billion increased 14% reported and 19% organically due to strong equipment growth with heavy duty gas turbine and Aeroderivative orders both up. Services orders also increased driven by Gas Power. Revenues of $3.5 billion decreased 11% reported and 6% organically*. Equipment was down due to fewer HA unit shipments, partially offset by higher Aeroderivative unit shipments. Services grew 1% on an organic* basis, driven by Gas Power and Power Conversion. Segment margin of 1.8% expanded 400 basis points reported and 360 basis points organically* with margin improvement at Gas Power as well as Steam due to increased focus on services, reduced cost structure, and project and legal charges from last year that did not repeat. Overall, Power continues to focus on winning the right orders, growing services, and increasing free cash flow* generation while monitoring Russia and Ukraine.

* Non-GAAP Financial Measure

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We believe that presenting non-GAAP financial measures provides management and investors useful measures to evaluate performance and trends of the total company and its businesses. This includes adjustments in recent periods to GAAP financial measures to increase period-to-period comparability following actions to strengthen our overall financial position and how we manage our business.

In addition, management recognizes that certain non-GAAP terms may be interpreted differently by other companies under different circumstances. In various sections of this report we have made reference to the following non-GAAP financial measures in describing our (1) revenues, specifically organic revenues by segment; organic revenues; Healthcare equipment and services organic revenues; and Power services organic revenues (2) profit, specifically organic profit and profit margin by segment; Adjusted profit and profit margin; Adjusted organic profit and profit margin; Adjusted earnings (loss); and Adjusted earnings (loss) per share (EPS), and (3) cash flows, specifically free cash flows (FCF) and FCF excluding discontinued factoring.

The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures follow. Certain columns, rows or percentages within these reconciliations may not add or recalculate due to the use of rounded numbers. Totals and percentages presented are calculated from the underlying numbers in millions.

* Non-GAAP Financial Measure

ORGANIC REVENUES, PROFIT (LOSS) AND PROFIT MARGIN BY SEGMENT (NON-GAAP)
(Dollars in millions)	Revenues			Segment profit (loss)			Profit margin
Three months ended March 31	2022	2021	V%	2022	2021	V%	2022	2021	V bps
Aviation (GAAP)	$5,603	$4,992	12%	$908	$641	42%	16.2%	12.8%	340bps
Less: acquisitions	—	—		—	—
Less: business dispositions	—	—		—	—
Less: foreign currency effect	(9)	1		16	1
Aviation organic (Non-GAAP)	$5,612	$4,991	12%	$892	$640	39%	15.9%	12.8%	310bps

Healthcare (GAAP)	$4,363	$4,308	1%	$538	$698	(23)%	12.3%	16.2%	(390)bps
Less: acquisitions	66	—		(29)	—
Less: business dispositions	—	—		—	—
Less: foreign currency effect	(86)	—		(29)	(1)
Healthcare organic (Non-GAAP)	$4,383	$4,308	2%	$595	$700	(15)%	13.6%	16.2%	(260)bps

Renewable Energy (GAAP)	$2,871	$3,248	(12)%	$(434)	$(234)	(86)%	(15.1)%	(7.2)%	(790)bps
Less: acquisitions	—	(11)		—	(4)
Less: business dispositions	—	—		—	—
Less: foreign currency effect	(60)	1		17	7
Renewable Energy organic (Non-GAAP)	$2,931	$3,258	(10)%	$(451)	$(236)	(91)%	(15.4)%	(7.2)%	(820)bps

Power (GAAP)	$3,501	$3,921	(11)%	$63	$(87)	F	1.8%	(2.2)%	400bps
Less: acquisitions	—	—		—	—
Less: business dispositions	—	155		—	—
Less: foreign currency effect	(69)	(17)		(5)	(23)
Power organic (Non-GAAP)	$3,570	$3,782	(6)%	$68	$(64)	F	1.9%	(1.7)%	360bps

We believe these measures provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.

ORGANIC REVENUES (NON-GAAP)	Three months ended March 31
(Dollars in millions)	2022	2021	V%
Total revenues (GAAP)	$17,040	$17,071	—%
Less: Insurance revenues	767	755
Adjusted revenues (Non-GAAP)	$16,272	$16,316	—%
Less: acquisitions	67	(11)
Less: business dispositions	—	46
Less: foreign currency effect	(227)	(15)
Organic revenues (Non-GAAP)	$16,433	$16,295	1%
We believe these measures provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.

HEALTHCARE EQUIPMENT AND SERVICES ORGANIC REVENUES (NON-GAAP)	Three months ended March 31
(Dollars in millions)	2022	2021	V%
Healthcare equipment revenues (GAAP)	$2,256	$2,227	1%
Less: acquisitions	65	—
Less: business dispositions	—	—
Less: foreign currency effect	(42)	—
Healthcare equipment organic revenues (Non-GAAP)	$2,233	$2,227	—%

Healthcare services revenues (GAAP)	$2,107	$2,081	1%
Less: acquisitions	1	—
Less: business dispositions	—	—
Less: foreign currency effect	(45)	—
Healthcare services organic revenues (Non-GAAP)	$2,150	$2,081	3%
We believe these measures provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.

* Non-GAAP Financial Measure

POWER SERVICES ORGANIC REVENUES (NON-GAAP)	Three months ended March 31
(Dollars in millions)	2022	2021	V%
Power services revenues (GAAP)	$2,536	$2,679	(5)%
Less: acquisitions	—	—
Less: business dispositions	—	155
Less: foreign currency effect	(31)	(8)
Power services organic revenues (Non-GAAP)	$2,567	$2,532	1%
We believe these measures provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.

ADJUSTED PROFIT AND PROFIT MARGIN (NON-GAAP)	Three months ended March 31
(Dollars in millions)	2022	2021	V%
Total revenues (GAAP)	$17,040	$17,071	—%
Less: Insurance revenues	767	755
Adjusted revenues (Non-GAAP)	$16,272	$16,316	—%

Total costs and expenses (GAAP)	17,638	17,506	1%
Less: Insurance cost and expenses	543	618
Less: interest and other financial charges	390	485
Less: non-operating benefit cost (income)	(137)	430
Less: restructuring & other	38	113
Less: separation costs	119	—
Less: Steam asset sale impairment	824	—
Less: Russia and Ukraine charges	230	—
Add: noncontrolling interests	28	5
Add: EFS benefit from taxes	(47)	(31)
Adjusted costs (Non-GAAP)	$15,611	$15,834	(1)%

Other income (GAAP)	$73	$673	(89)%
Less: gains (losses) on equity securities	(219)	347
Less: restructuring & other	3	7
Less: gains (losses) on purchases and sales of business interests	4	3
Adjusted other income (Non-GAAP)	$285	$317	(10)%

Profit (loss) (GAAP)	$(525)	$238	U
Profit (loss) margin (GAAP)	(3.1)%	1.4%	(450)	bps

Adjusted profit (loss) (Non-GAAP)	$946	$798	19%
Adjusted profit (loss) margin (Non-GAAP)	5.8%	4.9%	90	bps

We believe that adjusting profit to exclude the effects of items that are not closely associated with ongoing operations provides management and investors with a meaningful measure that increases the period-to-period comparability. Gains (losses) and restructuring and other items are impacted by the timing and magnitude of gains associated with dispositions, and the timing and magnitude of costs associated with restructuring and other activities.

ADJUSTED ORGANIC PROFIT (NON-GAAP)	Three months ended March 31
(Dollars in millions)	2022	2021	V%
Adjusted profit (loss) (Non-GAAP)	$946	$798	19%
Less: acquisitions	(34)	(4)
Less: business dispositions	—	4
Less: foreign currency effect	1	(5)
Adjusted organic profit (loss) (Non-GAAP)	$979	$803	22%

Adjusted profit (loss) margin (Non-GAAP)	5.8%	4.9%	90	bps
Adjusted organic profit (loss) margin (Non-GAAP)	6.0%	4.9%	110	bps

We believe this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.

* Non-GAAP Financial Measure

ADJUSTED EARNINGS (LOSS) (NON-GAAP)	Three months ended March 31
(Dollars in millions)	2022	2021	V%
Earnings (loss) from continuing operations (GAAP)	$(809)	$20	U
Insurance earnings (pre-tax)	227	142
Tax effect on Insurance earnings	(49)	(31)
Less: Insurance earnings (net of tax)	178	111
Earnings (loss) excluding Insurance (Non-GAAP)	$(987)	$(91)	U
Non-operating benefit (cost) income (pre-tax) (GAAP)	137	(430)
Tax effect on non-operating benefit (cost) income	(29)	90
Less: non-operating benefit (cost) income (net of tax)	108	(340)
Gains (losses) on purchases and sales of business interests (pre-tax)	4	3
Tax effect on gains (losses) on purchases and sales of business interests	(1)	(1)
Less: gains (losses) on purchases and sales of business interests (net of tax)	3	2
Gains (losses) on equity securities (pre-tax)	(219)	347
Tax effect on gains (losses) on equity securities(a)(b)	(20)	(118)
Less: gains (losses) on equity securities (net of tax)	(239)	229
Restructuring & other (pre-tax)	(35)	(106)
Tax effect on restructuring & other	8	22
Less: restructuring & other (net of tax)	(27)	(84)
Separation costs (pre-tax)	(119)	—
Tax effect on separation costs	(20)	—
Less: separation costs (net of tax)	(139)	—
Steam asset sale impairment (pre-tax)	(824)	—
Tax effect on Steam asset sale impairment	84	—
Less: Steam asset sale impairment (net of tax)	(740)	—
Russia and Ukraine charges (pre-tax)	(230)	—
Tax effect on Russia and Ukraine charges	15	—
Less: Russia and Ukraine charges (net of tax)	(215)	—
Less: Accretion of redeemable noncontrolling interest (pre-tax and net of tax)	—	2
Less: Tax loss related to GECAS transaction	—	(44)
Adjusted earnings (loss) (Non-GAAP)	$262	$142	85%
(a) Included tax benefits available to offset the tax on gains in equity securities.
(b) Includes related tax valuation allowances.

* Non-GAAP Financial Measure

ADJUSTED EARNINGS (LOSS) PER SHARE (EPS) (NON-GAAP)	Three months ended March 31
(In dollars)	2022	2021	V%
Earnings (loss) per share from continuing operations (GAAP)	$(0.74)	$0.02	U
Insurance earnings (pre-tax)	0.21	0.13
Tax effect on Insurance earnings	(0.04)	(0.03)
Less: Insurance earnings (net of tax)	0.16	0.10
Earnings (loss) per share excluding Insurance (Non-GAAP)	$(0.90)	$(0.08)	U
Non-operating benefit (cost) income (pre-tax) (GAAP)	0.12	(0.39)
Tax effect on non-operating benefit (cost) income	(0.03)	0.08
Less: non-operating benefit (cost) income (net of tax)	0.10	(0.31)
Gains (losses) on purchases and sales of business interests (pre-tax)	—	—
Tax effect on gains (losses) on purchases and sales of business interests	—	—
Less: gains (losses) on purchases and sales of business interests (net of tax)	—	—
Gains (losses) on equity securities (pre-tax)	(0.20)	0.32
Tax effect on gains (losses) on equity securities(a)(b)	(0.02)	(0.11)
Less: gains (losses) on equity securities (net of tax)	(0.22)	0.21
Restructuring & other (pre-tax)	(0.03)	(0.10)
Tax effect on restructuring & other	0.01	0.02
Less: restructuring & other (net of tax)	(0.02)	(0.08)
Separation costs (pre-tax)	(0.11)	—
Tax effect on separation costs	(0.02)	—
Less: separation costs (net of tax)	(0.13)	—
Steam asset sale impairment (pre-tax)	(0.75)	—
Tax effect on Steam asset sale impairment	0.08	—
Less: Steam asset sale impairment (net of tax)	(0.67)	—
Russia and Ukraine charges (pre-tax)	(0.21)	—
Tax effect on Russia and Ukraine charges	0.01	—
Less: Russia and Ukraine charges (net of tax)	(0.20)	—
Less: Accretion of redeemable noncontrolling interest (pre-tax and net of tax)	—	—
Less: Tax loss related to GECAS transaction	—	(0.04)
Adjusted earnings (loss) per share (Non-GAAP)	$0.24	$0.13	85%
(a) Included tax benefits available to offset the tax on gains in equity securities.
(b) Includes related tax valuation allowances.
Earnings-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.
The service cost for our pension and other benefit plans are included in adjusted earnings*, which represents the ongoing cost of providing pension benefits to our employees. The components of non-operating benefit costs are mainly driven by capital allocation decisions and market performance. We believe the retained costs in Adjusted earnings* and Adjusted EPS* provides management and investors a useful measure to evaluate the performance of the total company and increases period-to-period comparability. We also use Adjusted EPS* as a performance metric at the company level for our annual executive incentive plan for 2022.

* Non-GAAP Financial Measure

FREE CASH FLOWS (FCF) (NON-GAAP)	Three months ended March 31
(In millions)	2022	2021	V$
CFOA (GAAP)	$(535)	$(2,640)	$2,105
Less: Insurance CFOA	(15)	60	(75)
CFOA excluding Insurance (Non-GAAP)	$(520)	$(2,699)	$2,179
Add: gross additions to property, plant and equipment	(340)	(332)	(8)
Add: gross additions to internal-use software	(23)	(24)	1
Less: separation costs cash expenditures	(3)	—	(3)
Less: CFOA impact from receivables factoring and supply chain finance eliminations	—	306	(306)
Free cash flows (Non-GAAP)	$(880)	$(3,361)	$2,481
Less: prior period CFOA impact from factoring programs discontinued in 2021(a)	—	(778)	778
Free cash flows excluding discontinued factoring (Non-GAAP)	$(880)	$(2,583)	$1,703
(a) Represents the CFOA impact from cash that GE would have otherwise collected had customer receivables not been previously sold in factoring programs that have now been discontinued.
We believe investors may find it useful to compare free cash flows* performance without the effects of cash used for operating activities related to our run-off Insurance business, separation costs cash expenditures and eliminations related to our receivables factoring and supply chain finance programs. We believe this measure will better allow management and investors to evaluate the capacity of our operations to generate free cash flows. The CFOA impact from receivables factoring and supply chain finance eliminations represents activity related to those internal programs previously facilitated for our industrial segments by our Working Capital Solutions business. We completed the exit from all internal factoring and supply chain finance programs in 2021.

* Non-GAAP Financial Measure

Caution Concerning Forward Looking Statements:

This release and certain of our other public communications and SEC filings may contain statements related to future, not past, events. These forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "estimate," "forecast," "target," "preliminary," or "range." Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the impacts of the COVID-19 pandemic on our business operations, financial results and financial position and on the global supply chain and world economy; our expected financial performance, including cash flows, revenues, organic growth, margins, earnings and earnings per share; macroeconomic and market conditions and volatility; planned and potential transactions, including our plan to pursue spin-offs of our Healthcare business and our combined Renewable Energy, Power and Digital businesses; our de-leveraging plans, including leverage ratios and targets, the timing and nature of actions to reduce indebtedness and our credit ratings and outlooks; our funding and liquidity; our businesses’ cost structures and plans to reduce costs; restructuring, goodwill impairment or other financial charges; or tax rates.

For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:
•our success in executing and completing asset dispositions or other transactions, including our plan to pursue spin-offs of our Healthcare business and our combined Renewable Energy, Power and Digital businesses, and our plans to exit our equity ownership positions in Baker Hughes and AerCap, the timing of closing for such transactions, the ability to satisfy closing conditions, and the expected proceeds, consideration and benefits to GE;
•the continuing severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and virus variants and resurgences; of businesses' and governments' responses to the pandemic, such as continued or new government-imposed regional lockdowns and travel restrictions; and of individual factors such as aviation passenger confidence on our operations and personnel, on commercial activity and demand across our and our customers' businesses, and on global supply chains;
•the extent to which the COVID-19 pandemic and related impacts, including global supply chain disruptions and price inflation, will continue to adversely impact our business operations, financial performance, results of operations, cash flows, financial position, the prices of our securities and the achievement of our strategic objectives;
•changes in macroeconomic and market conditions and market volatility (including developments and volatility arising from the COVID-19 pandemic), including inflation, supply chain constraints, interest rates, the value of securities and other financial assets (including our equity ownership positions in Baker Hughes and AerCap, and expected equity interest in the Healthcare business after its spin-off), oil, natural gas and other commodity prices and exchange rates, and the impact of such changes and volatility on our financial position and performance;
•our de-leveraging and capital allocation plans, including with respect to actions to reduce our indebtedness, the timing and amount of GE dividends, organic investments, and other priorities;
•downgrades of our current short- and long-term credit ratings or ratings outlooks, or changes in rating application or methodology, and the related impact on our liquidity, funding profile, costs and competitive position;
•our liquidity and the amount and timing of our cash flows and earnings, which may be impacted by customer, supplier, competitive, contractual and other dynamics and conditions;
•capital and liquidity needs associated with our financial services operations, including in connection with run-off insurance operations and Bank BPH, the amount and timing of any required capital contributions and any strategic actions that we may pursue;
•global economic trends, competition and geopolitical risks, including impacts from the ongoing conflict between Russia and Ukraine and the related sanctions and other measures, changes in the rates of investment or economic growth in key markets we serve, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, and related impacts on our businesses' global supply chains and strategies;
•market developments or customer actions that may affect demand and the financial performance of major industries and customers we serve, such as secular, cyclical and competitive pressures in our Power business; pricing, the timing of customer investment and other factors in renewable energy markets; demand for air travel and other dynamics related to the COVID-19 pandemic; conditions in key geographic markets; and other shifts in the competitive landscape for our products and services;

•operational execution by our businesses, including the success in improving operational performance at our Renewable Energy business, and the performance of our Aviation business amidst the ongoing market recovery;
•changes in law, regulation or policy that may affect our businesses, such as trade policy and tariffs, regulation and incentives related to climate change (including extension of the U.S. wind Production Tax Credit), and the effects of tax law changes;
•our decisions about investments in research and development, and new products, services and platforms, and our ability to launch new products in a cost-effective manner;
•our ability to increase margins through implementation of operational changes, restructuring and other cost reduction measures;
•the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of Alstom and other investigative and legal proceedings;
•the impact of actual or potential failures of our products or third-party products with which our products are integrated, and related reputational effects;
•the impact of potential information technology, cybersecurity or data security breaches at GE or third parties; and
•the other factors that are described in “Risk Factors” in our Annual Report on Form 10-K for the quarter ended March 31, 2022, and as such descriptions may be updated or amended in any future reports we file with the SEC.

These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

This release includes certain forward-looking projected financial information that is based on current estimates and forecasts, and actual results could differ materially. Refer also to the webcast of our investor conference later this morning for additional discussion of our outlook and uncertainties that could cause our future results to be different than our current expectations.

GE’s Investor Relations website at www.ge.com/investor and our corporate blog at www.gereports.com, as well as GE’s Facebook page and Twitter accounts, contain a significant amount of information about GE, including financial and other information for investors. GE encourages investors to visit these websites from time to time, as information is updated and new information is posted.

Additional Financial Information
Additional financial information can be found on the Company’s website at: www.ge.com/investor under Events and Reports.

Conference Call and Webcast
GE will discuss its results during its investor conference call today starting at 8:00 a.m. ET. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation containing financial information can be accessed by visiting the Events and Reports page on GE’s website at: www.ge.com/investor. An archived version of the webcast will be available on the website after the call.

About GE
GE (NYSE:GE) rises to the challenge of building a world that works. For more than 125 years, GE has invented the future of industry, and today the company’s dedicated team, leading technology, and global reach and capabilities help the world work more efficiently, reliably, and safely. GE’s people are diverse and dedicated, operating with the highest level of integrity and focus to fulfill GE’s mission and deliver for its customers. www.ge.com

GE Investor Contact:
Steve Winoker, 617.443.3400
swinoker@ge.com

GE Media Contact:
Whitney Mercer, 857.303.3079
whitney.mercer@ge.com